Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)
	Three Months Ended March
	2020	2019	% Change
Southern Company[1,2] –
Operating Revenues	$5,018	$5,412	(7.3)%
Earnings Before Income Taxes	986	3,419	(71.2)%
Net Income Available to Common	868	2,084	(58.3)%

Alabama Power –
Operating Revenues	$1,351	$1,408	(4.0)%
Earnings Before Income Taxes	368	283	30.0%
Net Income Available to Common	280	217	29.0%

Georgia Power –
Operating Revenues	$1,825	$1,833	(0.4)%
Earnings Before Income Taxes	347	392	(11.5)%
Net Income Available to Common	331	311	6.4%

Mississippi Power –
Operating Revenues	$277	$287	(3.5)%
Earnings Before Income Taxes	38	44	(13.6)%
Net Income Available to Common	32	37	(13.5)%

Southern Power[2] –
Operating Revenues	$375	$443	(15.3)%
Earnings Before Income Taxes	51	18	183.3%
Net Income Available to Common	75	56	33.9%

Southern Company Gas –
Operating Revenues	$1,249	$1,474	(15.3)%
Earnings Before Income Taxes	354	347	2.0%
Net Income Available to Common	275	270	1.9%

Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods presented.
(1)	Earnings comparisons to the prior year were significantly impacted by the preliminary gain associated with the sale of Gulf Power Company on January 1, 2019.
(2)	Earnings and revenue comparisons to the prior year were significantly impacted by Southern Power Company's dispositions of Plant Nacogdoches on June 13, 2019 and Plant Mankato on January 17, 2020.